UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

DAYBREAK OIL AND GAS, INC.
(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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DAYBREAK OIL AND GAS, INC.

601 W. Main Avenue, Suite 1012

Spokane, WA 99201

June 10, 2010

TO OUR SHAREHOLDERS:

We cordially invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Daybreak Oil and Gas, Inc. to be held on Thursday, July 22, 2010, at 10:00 AM (PDT), at 601 W. Main Avenue, Spokane, Washington 99201.

The attached Notice of Annual Meeting of Shareholders and proxy statement provide information concerning the matters to be considered at the Annual Meeting.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this proxy statement, a proxy card, a letter to shareholders from our President and Chief Executive Officer, and our annual report on Form 10-K for the fiscal year ended February 28, 2010. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process represents a more direct mechanism for disseminating information, and will reduce both the environmental impact and associated costs of producing and delivering the proxy materials.

As owners of Daybreak Oil and Gas, Inc. stock, your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the postage-paid envelope provided. You may also attend and vote at the Annual Meeting.

On behalf of our Board of Directors, thank you for your continued interest in Daybreak Oil and Gas, Inc. We look forward to seeing you on July 22nd.

Sincerely,

/s/ Dale B. Lavigne

Dale B. Lavigne

Chairman of the Board of Directors

DAYBREAK OIL AND GAS, INC.

601 W. Main Avenue, Suite 1012

Spokane, WA 99201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 22, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Daybreak Oil and Gas, Inc. will be held at 10:00 AM (PDT), on Thursday, July 22, 2010, at 601 W. Main Avenue, Spokane, Washington 99201, to consider and act upon the following matters:

1.	To elect six directors nominated by our Board of Directors to serve until our Annual Meeting in 2011;
2.	To ratify our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2011; and
3.	To consider any other business as may properly come before the meeting or any adjournment or postponement thereof.

We have not received notice of other matters that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record of the Company’s common stock and Series A Convertible Preferred stock at the close of business on May 27, 2010 are entitled to notice of and to vote at the Annual Meeting.

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience.

We recommend that you complete and return a proxy even if you plan to attend the Annual Meeting; you will be free to revoke your proxy and vote in person at the meeting if you wish. If you wish to vote your shares at the meeting, the inspector of election will be available to record your vote at the meeting site beginning at 9:30 AM (PDT) on the date of the meeting.

By Order of the Board of Directors,

/s/ Karol L. Adams

Karol L. Adams

Corporate Secretary

Spokane, Washington

June 10, 2010

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE MEETING, VOTING AND PROXIES	1
Date, Time and Place of Meeting	1
Purposes of the Meeting	1
Recommendations of the Board of Directors	1
Information About the Notice of Internet Availability of Proxy Materials	1
Notice of Internet Availability of Proxy Materials	2
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on July 22, 2010	2
Proxy Solicitation	2
Record Date, Shareholders Entitled to Vote	2
Outstanding Shares, Quorum and Voting	2
How to Vote	3
Revocability of Proxies	4
Annual Meeting Attendance	4
Proxy Statement Mailing Information; Delivery of Documents to Security Holders Sharing an Address; Householding	5
Access to Corporate Governance Documents and Annual Reports on Form 10-K	5
CORPORATE GOVERNANCE	6
Corporate Governance Guidelines	6
Ethical Business Conduct Policy Statement and Code of Ethics for Senior Financial Officers	6
BOARD LEADERSHIP, STRUCTURE AND RISK OVERSIGHT	7
Directors’ Term of Office	7
Consideration of Nominees and Qualifications for Nominations to the Board of Directors	7
Independence of Board Members	8
Executive Sessions of the Board	9
Director Orientation and Continuing Education	9
Communications Between Interested Parties and the Board of Directors	10
Board Structure; Committee Composition; Meetings	10
Committee Assignments	10
Standing Committee Functions	10
Pre-Approval Policies and Procedures	11
REPORT OF THE COMPENSATION COMMITTEE	13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	13
DIRECTOR COMPENSATION	14
Director Summary Compensation Table	15
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS	16
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	19
PROPOSAL NUMBER 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	21
Fees Billed by Independent Registered Public Accountants	21
EXECUTIVE OFFICERS	22
Legal Proceedings	22
TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT	23
Related Party Transactions	23
EXECUTIVE COMPENSATION	25
Summary Compensation Table	26
Equity Compensation Plan Information	27
Outstanding Equity Awards at Fiscal Year-End	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	32
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	32

DAYBREAK OIL AND GAS, INC.

601 W. Main Avenue, Suite 1012

Spokane, WA 99201

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 22, 2010

GENERAL INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Daybreak Oil and Gas, Inc., a Washington corporation (the “Company” or “Daybreak”), is soliciting your proxy to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 AM (PDT), on Thursday, July 22, 2010, at our corporate headquarters at 601 W. Main Avenue, Spokane, Washington 99201, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments of the Annual Meeting. The proxy materials, including this proxy statement, proxy card or voting instructions, a letter to shareholders from our President and Chief Executive Officer, and our annual report on Form 10-K for the fiscal year ended February 28, 2010 are being distributed and made available on or about June 11, 2010. In this Proxy Statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Daybreak Oil and Gas, Inc.

Purposes of the Meeting

At the Annual Meeting, we will ask our shareholders to consider and act upon the following matters:

1.	To elect six directors to our Board of Directors to serve until our Annual Meeting in 2011, or until their respective successors are elected and qualified (See “Election of Directors”);
2.

To ratify our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2011 (See “Ratification of Independent Registered Public Accountants”); and

3.	To consider any other business as may properly come before the meeting or any adjournment or postponement thereof.

Recommendations of the Board of Directors

Our Board of Directors recommends a vote “FOR” the election of each of the six director nominees, and “FOR” the ratification of the appointment of MaloneBailey, LLP as Daybreak’s independent registered public accountants for the fiscal year ending February 28, 2011.

Information About the Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing our shareholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to most of our shareholders on or about June 11, 2010. Shareholders will have the ability to access the proxy materials on a web site referred to in the Notice or request a printed set or e-mail copy of the proxy materials to be sent to them by following the instructions in the Notice.

Daybreak is providing certain shareholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Daybreak in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access shareholder communications electronically in the future. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Notice of Internet Availability of Proxy Materials

Daybreak is pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, Daybreak is mailing to many of its shareholders a Notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on July 22, 2010:

This Proxy Statement, letter to shareholders from our President and Chief Executive Officer, and 2010 Annual Report on Form 10-K are available at: www.proxyvote.com.

Proxy Solicitation

In addition to the solicitation of proxies by use of this Proxy Statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or facsimile. We will not pay additional compensation to our directors, officers or employees for their solicitation efforts, but we will reimburse them for any out–of–pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Daybreak common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Daybreak common stock.

We will bear all costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

Record Date, Shareholders Entitled to Vote

The Company has determined May 27, 2010, as the record date with respect to the determination of shareholders entitled to vote at the Annual Meeting. Daybreak’s outstanding stock includes both common stock and Series A Convertible Preferred stock. Only shareholders of record of the Company’s common stock and Series A Convertible Preferred stock at the close of business on May 27, 2010 are entitled to notice of and to vote at the Annual Meeting.

Outstanding Shares, Quorum and Voting

As of May 27, 2010, the record date, there were 47,785,599 shares of Daybreak common stock outstanding and entitled to one vote each at the Annual Meeting and 1,008,565 shares of Daybreak Series A Convertible Preferred stock outstanding and entitled to 3,025,595 aggregate votes at the Annual Meeting, which number is equal to the number of shares of common stock into which such shares of Series A Convertible Preferred stock could be converted on the record date. Holders of the common stock and the Series A Convertible Preferred stock vote together as a single class. The outstanding shares of common stock were registered in the names of 2,227 shareholders and the outstanding shares of Series A Convertible Preferred stock were registered in the names of 74 shareholders.

The presence of the holders of a majority of the outstanding shares of the voting power of common stock and Series A Convertible Preferred stock, either in person or by proxy, is required to constitute a quorum at the Annual Meeting. We will count abstentions and broker non-votes for purposes of determining whether a quorum is present. Therefore, proxies that are submitted but are not voted FOR or AGAINST (because of abstention, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting.

The stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the voting power of the shares voting in an election of directors, acting together (as applicable), may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors. Each common shareholder has the right to vote in person or by proxy one vote for every share of stock standing in his or her name on the books of the Company on the record date, and each holder of Series A Convertible Preferred stock has the right to vote in person or by proxy the number of shares of common stock into which such shares of Series A Convertible Preferred stock could be converted.

Directors will be elected by a plurality of votes cast. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the six nominees receiving the highest total votes.

All other proposals will be decided by a majority vote of the votes cast with respect thereto. Although they are considered in determining the presence of a quorum, abstentions and “broker non-votes” will not be considered “votes cast.” Because abstentions are not counted as votes cast, they will have no effect on any vote, including as to the election of directors. Similarly, broker non-votes will have no effect on the vote.

Karol L. Adams and Thomas C. Kilbourne will vote all forms of proxy that are properly completed, signed and returned prior to the Annual Meeting in accordance with the instructions indicated thereon, and in their discretion as to any other matters that may properly come before the meeting.

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative in attendance to act as the independent inspector of elections for the Annual Meeting.

How to Vote

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

Telephone voting is available for residents of the U.S. and Canada. You can vote by calling the toll-free telephone number on your proxy card or by visiting the Internet voting website. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 PM Eastern Time on July 21, 2010.

The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares directly and sign the proxy card but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will be voted “FOR” the election of all director nominees, and “FOR” the ratification of the appointment of MaloneBailey, LLP (“MaloneBailey”), as our independent registered public accountants for the year ending February 28, 2011.

If you hold your shares through a broker, bank or other financial institution, the SEC has approved a New York Stock Exchange (“NYSE”) rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 Annual Meeting.

Effective January 1, 2010, if you hold your shares through a broker, bank or other financial institution, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will now need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

If you sign the proxy card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted unless your broker, trustee, or other nominee has discretionary authority to vote. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” Brokers who are members of the NYSE have discretionary authority to vote the shares of a beneficial owner in the ratification of MaloneBailey as our independent registered public accountants, but such brokers are not empowered to vote for the election of directors in the absence of specific instructions from the beneficial owner.

Revocability of Proxies

If you complete and submit your proxy, the shares represented by your proxy will be voted at the Annual Meeting in accordance with your instructions. If you submit a properly executed a proxy but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted as follows:

▪	FOR the election of each of the director nominees listed in “Proposal Number 1: Election of Directors”; and
▪

FOR ratification of our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2011 described in “Proposal Number 2: Ratification of Independent Registered Public Accountants”.

In addition, if other matters come before the Annual Meeting, the persons named as proxies have discretionary authority to vote on those matters in accordance with their best judgment. The Board is not currently aware of any other matters to come before the meeting.

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

You have the right to revoke your proxy at anytime prior to its exercise by written notice to the Corporate Secretary at: Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201. Your written revocation will be effective only if the Corporate Secretary receives the notice at least twenty-four (24) hours prior to the Annual Meeting, or the Inspector of Election receives the notice at the Annual Meeting.

Annual Meeting Attendance

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:30 AM (PDT) and the Annual Meeting will begin at 10:00 AM (PDT). Please note that we may ask you to present valid identification when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

Proxy Statement Mailing Information;

Delivery of Documents to Security Holders Sharing an Address; Householding

The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement, letter to shareholders from our President and Chief Executive Officer, and annual report on Form 10-K to those shareholders. This method of delivery, often referred to as “householding” is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. To take advantage of this opportunity, the Company delivers only one proxy statement, letter to shareholders from our President and Chief Executive Officer, and annual report on Form 10-K to multiple shareholders who share an address. If you prefer to receive separate copies of a proxy statement, letter to shareholders from our President and Chief Executive Officer, or annual report on Form 10-K, either now or in the future, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please send your request in writing to the Company at the following address: 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201, Attn: Corporate Secretary or call (509) 232-7674.

We are mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy to our shareholders on or about June 11, 2010.

Access to Corporate Governance Documents and Annual Reports on Form 10-K

Our Corporate Governance policies and procedures are available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and are also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201. The contents of this website are not incorporated by reference and the website address provided in this Proxy Statement is intended to be an inactive textual reference only.

We refer you to our Annual Report on Form 10-K for the fiscal year ended February 28, 2010, which includes our audited financial statements; however, that report does not form any part of the material for the solicitation of proxies. The Annual Report on Form 10-K is available under the “Shareholder/Financial – Annual and Quarterly Reports” section of our website at www.daybreakoilandgas.com and is also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.

CORPORATE GOVERNANCE

Corporate governance is the process by which public corporations are governed and/or monitored. Corporate governance also refers to the structures and processes for the direction and control of companies. Corporate governance concerns the relationships among the management, Board, and all shareholders. Good corporate governance enhances the performance of companies and shareholder value.

The Board ensures the soundness of policies and the overall direction of the Company. The Board has focused on building Daybreak’s strong corporate governance practices. Accordingly, our corporate governance policies and practices are designed not only to satisfy regulatory requirements, but also to provide for the effective oversight and management of the Company. Daybreak has adopted various corporate governance enhancements, which formalize Daybreak’s corporate governance policies and practices, highlighted in this Proxy Statement and include:

▪	Committee Charters;
▪	Amended and Restated Ethical Business Conduct Policy Statement;
▪	Senior Financial Officers Code of Ethics;
▪	Corporate Governance Guidelines;
▪	Qualifications for Nominations to the Board of Directors;
▪	Related Party Transactions Policy;
▪	Securities Compliance Policy;
▪	Fair Disclosure Policy;
▪	Director Education Policy;
▪	Board Member Independence Standards;
▪	Audit Committee Fee Pre-Approval Policy.

Our Corporate Governance policies and procedures comply with regulatory requirements.

Corporate Governance Guidelines

Our Board has adopted comprehensive Corporate Governance Guidelines outlining the functions and responsibilities of the Board and various processes and procedures designed to ensure effective and responsive corporate governance. The Nominating and Corporate Governance Committee (the “Governance Committee”) has the responsibility to review these guidelines periodically in response to changing regulatory requirements and best practices and revises them accordingly. Our Corporate Governance Guidelines are designed to conform to all rules and regulations of the SEC. The full text of our Corporate Governance Guidelines is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com.

Ethical Business Conduct Policy Statement and Code of Ethics for Senior Financial Officers

All of our employees, officers and directors are required to comply with our Ethical Business Conduct Policy Statement to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Business Conduct covers all areas of professional conduct including:

▪	Conflicts of interest;
▪	Customer relationships;
▪	Insider trading of our securities;
▪	Financial disclosure;
▪	Protection of confidential information;
▪	Strict legal and regulatory compliance.

Our employees, officers and directors are required to certify their compliance with our Ethical Business Conduct Policy Statement once each year.

In addition to the Ethical Business Conduct Policy Statement, all members of our senior financial management, including our President and Chief Executive Officer, have agreed in writing to our Code of Ethics for Senior Financial Officers, which prescribes additional ethical obligations pertinent to the integrity of our internal controls and financial reporting process, as well as the overall fairness of all financial disclosures.

The full text of our Ethical Business Conduct Policy Statement, as amended and restated in April 2010, and the Code of Ethics for Senior Financial Officers, are available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and are also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.

We intend to promptly disclose via a Current Report on Form 8-K or an update to our website information about any amendment to, or waiver of, these codes with respect to our executive officers and directors.

BOARD LEADERSHIP, STRUCTURE AND RISK OVERSIGHT

Our Board is currently comprised of six directors. The Board has nominated six persons for election to the Board for the term which expires at the Annual Meeting of Shareholders to be held in 2011.

Although not required by our governance documents, since 2004 Daybreak has chosen to separate the role of Chief Executive Officer and Chairman of the Board of Directors. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for Daybreak at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board's oversight function. This structure creates a more purposeful communication between management and the Board in order to achieve the overall corporate goals and objectives that are aligned with shareholder interests.

Our Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. All of the Board committees are comprised solely of independent non-employee directors. Each of the three committees has a different Chairman, each are independent non-employee directors. Additionally, as common practice, each member of the Board is invited to attend committee meetings as a guest. We believe that this practice provides greater transparency and in-depth knowledge of committee practices, procedures and activities.

The Board of Directors and its committees play an important risk oversight role at Daybreak. The entire Board reviews and determines Daybreak’s business strategy, the management of its balance sheet, and each year's annual goals and objectives.

In addition, the Audit Committee of the Board is specifically charged with reviewing Daybreak’s financial risk exposures. The Audit Committee reports to the full Board regarding its review and assessment of Daybreak’s financial reports. Further, Daybreak’s independent registered public accountants report to the Audit Committee.

We believe that the Board's structure is an effective leadership structure for the Company. Further, we believe that the Board’s structure, with its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Daybreak’s risk management and oversight.

Directors’ Term of Office

Directors hold office until the next annual meeting of shareholders and the election and qualification of their successors.

Consideration of Nominees and Qualifications for Nominations to the Board of Directors

Our Corporate Governance Guidelines, which can be found under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com, contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee (the “Governance Committee”) for a position on the Board. The Corporate Governance Guidelines state that the Board’s Governance Committee is responsible for making recommendations to the Board concerning the appropriate size and composition of the Board, as well as for recommending to the Board nominees for election or re-election to the Board. In formulating its recommendations for Board nominees, the Governance Committee will assess each proffered candidate’s independence and weigh their qualifications in accordance with the Governance Committee’s stated Qualifications for Nominations to the Board of Directors, which can be found under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com.

All candidates are considered under the Qualifications for Nominations to the Board of Directors Policy. In addition, we have an established process for the selection of nominees as described in Item 8 of the Corporate Governance Guidelines. Nominees are evaluated based on their background, experience and other relevant factors described in the Qualifications for Nominations to the Board of Directors Policy, including the size, composition and diversity of the Board. However, no formal diversity policy exists, and the ultimate goal is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance.

The Governance Committee independently identifies qualified candidates for nomination to the Board and evaluates, in the same manner as all other candidates, the qualifications of all candidates that shareholders properly recommend for nomination. We have not, and we do not plan to engage a third-party to identify, evaluate, or assist in identifying or evaluating potential nominees. In accordance with our Amended and Restated Bylaws and Corporate Governance Guidelines, recommendations for nominations by shareholders must be preceded by notification in writing received by the Secretary of the Company and otherwise comply with the timing and other requirements for shareholder nominations in our Amended and Restated Bylaws, which are described under “Shareholder Proposals for 2011 Annual Meeting” on page 32. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to whether each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(A)       the name, age, residence, personal address and business address of each proposed nominee and of each such person;

(B)       the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(C)       the amount of capital stock of the Company owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

(D)       a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party; and

(E)        any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

No such recommendations have been received with respect to our 2010 Annual Meeting.

Each of the current nominees for director listed under the caption “Proposal Number 1: Election of Directors” is an existing director standing for re-election. The Governance Committee did not receive any recommendation for a nominee proposed from any shareholder or group of shareholders with respect to our 2010 Annual Meeting.

Please see “Proposal Number 1: Election of Directors” beginning on page 16 for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

Independence of Board Members

We seek individuals who are able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward.

The Governance Committee is delegated to review the independence and qualifications of each member of the Board and its various Committees. Directors are deemed independent only if the Board affirmatively determines that they have no material relationship with Daybreak, directly, or as an officer, shareowner or partner of an organization that has a relationship with us.

The Company has adopted the standards of the NYSE Amex LLC, formerly known as the American Stock Exchange, for determining the independence of its directors. These independence standards specify the relationships deemed sufficiently material to create the presumption that a director is not independent. No director qualifies as independent unless the Company’s Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 803A of the NYSE Amex LLC Company Guide (and related commentary) sets forth the following non-exclusive list of persons who shall not be considered independent:

(a)

a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);

(b)

a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service,
(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company,
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(d)

a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(e)

a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or

(f)

a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Directors serving on the Company’s audit committee must also comply with the additional, more stringent requirements set forth in Section 803B of the NYSE Amex LLC Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Consistent with these considerations, after review of all relevant transactions and/or relationships between each director, or any of his family members, and Daybreak, its senior management and its independent registered public accountants, the Board affirmatively determined that four of the current directors, Messrs. Wayne G. Dotson, James F. Meara, Dale B. Lavigne and Ronald D. Lavigne are independent. Messrs. Timothy R. Lindsey, our former Interim President and Chief Executive Officer, and Mr. James F. Westmoreland, our President and Chief Executive Officer, are not independent.

Executive Sessions of the Board

Our Corporate Governance Guidelines require our non-employee directors to meet in executive session in conjunction with each of the Board’s regularly scheduled meetings and our independent directors to meet alone in special session at least once each calendar year. Executive sessions including only non-employee directors are chaired by the Chairman of the Audit Committee. The Chairman of the Governance Committee would preside over executive sessions of only independent directors.

Director Orientation and Continuing Education

The Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. The Governance Committee is authorized to make such director educational recommendations to individual directors as the Committee deems is in the best interest of effective stewardship and

Board operation. The directors are provided with continuing education materials covering upcoming seminars and conferences.

Communications Between Interested Parties and the Board of Directors

Our Corporate Governance Guidelines permit interested parties to communicate in writing directly with our Board or individual Board members. Correspondence must be addressed to the intended recipient, c/o Corporate Secretary, Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201. All communications received as described above and intended for the Board as a group or any director individually will be relayed to the appropriate directors.

Board Structure; Committee Composition; Meetings

As of the date of this proxy statement, our Board has six members and three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board.

Our Corporate Governance Guidelines states that all directors are expected to meet as frequently as necessary to properly discharge their responsibilities, and use all reasonable efforts to attend all meetings of shareholders, the Board and all Committees on which they serve, unless impracticable or excused. For the fiscal year ended February 28, 2010, our Board met eight times. Each director attended the 2009 Annual Meeting of Shareholders and at least 75 percent of the aggregate number of meetings of our Board and meetings of Committees on which they served.

Committee Assignments

The following table reflects the committee assignments for the fiscal year ended February 28, 2010.

	AUDIT	NOMINATING AND CORPORATE GOVERNANCE	COMPENSATION
Wayne G. Dotson*	X	X	X
Dale B. Lavigne*	X	X	XX
Ronald D. Lavigne*	X	XX
James F. Meara*(1)	XX	X	X
Timothy R. Lindsey
James F. Westmoreland

*Independent Director

(1)Audit Committee Financial Expert

X Committee Member

XX Committee Chairman

Special Committee

From time to time our Board may establish a Special Committee comprised of disinterested members of the Board. During the fiscal year ended February 28, 2010, our Board established a Special Committee to perform extensive due diligence for terms, conditions and provisions of a Private Placement providing for the issuance of Notes to accredited investors. The Special Committee’s duties were to assist the Board in making a fair transaction for the Company’s shareholders and investors. Mr. Wayne G. Dotson served as Special Committee Chairman. Mr. Timothy R. Lindsey and Mr. James F. Meara were members of the Special Committee. During the fiscal year ended February 28, 2010, the Special Committee met two times.

Standing Committee Functions

Audit Committee

During the fiscal year ended February 28, 2010, the Audit Committee met eight times. The Audit Committee operates under a charter that is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.

The Audit Committee is responsible for monitoring the integrity of the Company’s financial reporting standards and practices and its financial statements, overseeing the Company’s compliance with ethics and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company’s independent registered public accountants.

The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance. In that connection, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accountants for the purposes of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee determines the independence of our independent registered public accountants, and our independent registered public accountants report directly to the Audit Committee, which also must review and pre-approve the current year’s audit and non-audit fees. The Audit Committee has the authority to select, retain and/or replace consultants to provide independent advice to the Committee.

The Audit Committee charter prescribes the Committee’s functions, which include the following:

▪	Maintaining our compliance with legal and regulatory requirements relating to financial reporting accounting and controls;
▪	Overseeing our whistleblower procedures;
▪	Overseeing the pre-approval of audit fees;
▪	Appointing and overseeing our independent registered public accountants;
▪	Overseeing our internal audit function;
▪	Overseeing the integrity of our financial reporting processes, including the Company’s internal controls;
▪	Assessing the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on our financial statements;
▪	Reviewing our earnings press releases, guidance and SEC filings;
▪	Overseeing our risk analysis and risk management procedures;
▪	Resolving any disagreements between management and the independent registered public accountants regarding financial reporting;
▪	Overseeing our business practices and ethical standards;
▪	Preparing an audit committee report to be included in our public filings pursuant to applicable rules and regulations of the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by our independent registered public accountants. The Audit Committee considers annually and approves the provision of audit services by our independent registered public accountants and considers and pre-approves the provision of certain defined audit and non-audit services. The Audit Committee also considers on a case-by-case basis and approves specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any specific approval of services at the next regular Audit Committee meeting. The Audit Committee reviews a summary report detailing all services being provided to Daybreak by its independent registered public accountants. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved in accordance with the Audit Fee Pre-Approval Policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.

The members of the Audit Committee are Messrs. Wayne G. Dotson, Dale B. Lavigne, Ronald D. Lavigne and James F. Meara.

The Audit Committee’s report for 2010 appears under “Report of the Audit Committee of the Board of Directors” beginning on page 19.

Nominating and Corporate Governance Committee

During the fiscal year ended February 28, 2010, the Nominating and Corporate Governance Committee (the “Governance Committee”) met five times. The Governance Committee operates under a charter that is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.

The purpose of the Governance Committee is to assist the Board in promoting the interests of Daybreak and its shareholders through the implementation of sound corporate governance principles and practices. In that connection, the Governance Committee is responsible for establishing the standards and process for the selection of individuals to serve on the Board and developing and implementing policies and practices relating to corporate governance. The Governance Committee charter prescribes the Committee’s functions, which include the following:

▪	Reviewing the independence of all Board and committee members on a regular basis;
▪	Recommending changes in the size or composition of the Board or any of its various committees;
▪	Reviewing our articles of incorporation, bylaws, and committee charters, and recommending such amendments thereto as it may deem necessary or appropriate;
▪	Reviewing our Corporate Governance Guidelines and ensuring compliance with SEC guidelines and regulations;
▪

Reviewing any material related party transactions between the Company and its officers, directors and affiliates which are submitted in accordance with our Policy Statement Regarding Related Party Transactions;

▪	Overseeing the annual self-assessment performed by the Board and each committee;
▪	Receiving shareholder proposals and recommending action with respect thereto;
▪	Recommending such additional actions related to corporate governance matters as the Committee may deem necessary or appropriate from time to time.

The Governance Committee has the authority to appoint, terminate, compensate and oversee special legal counsel, firms, other advisors and consultants to advise and assist the Governance Committee in carrying out its responsibilities or exercising its powers.

The members of the Governance Committee are Messrs. Wayne G. Dotson, Dale B. Lavigne, Ronald D. Lavigne and James F. Meara.

Compensation Committee

During the fiscal year ended February 28, 2010, the Compensation Committee met six times. The Compensation Committee operates pursuant to a charter that is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 601 W. Main Avenue, Suite 1012, Spokane, Washington 99201.

The purpose of the Compensation Committee is to review all aspects of development and compensation of our Board and executive officers. The Compensation Committee charter prescribes the Committee’s functions, which include the following:

▪	Assisting the Board in developing and evaluating potential candidates for executive positions;
▪	Reviewing and approving on an annual basis the corporate goals and objectives with respect to the Chief Executive Officer;
▪	Reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s executive officers;
▪	Overseeing the establishment and administration of the Company’s benefit programs;
▪	Reviewing the compensation disclosures and producing an annual compensation committee report for inclusion in the proxy statement.

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisors as the Compensation Committee deems appropriate in its sole discretion, but did not do so during the fiscal year ended February 28, 2010.

The members of the Compensation Committee are Messrs. Wayne G. Dotson, Dale B. Lavigne and James F. Meara.

For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, see “Executive Compensation” beginning on page 25 of this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

Disclosure under this section is not required for a smaller reporting company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Disclosure under this section is not required for a smaller reporting company.

DIRECTOR COMPENSATION

The Board has adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”) under which it compensates directors that are not employees of the Company.

Effective as of October 20, 2008, each director who is not an employee or officer of the Company (“non-employee director”) receives an annual cash retainer of $9,000. Each non-employee director also receives $500 per Board meeting attended and $500 per committee meeting attended. Additionally, the chairman of the Audit Committee receives an additional annual retainer of $1,500 and all other committee chairmen receive an additional $750 annual retainer. Director fees are paid in cash on a quarterly basis. Additionally, directors are reimbursed for any out-of-pocket expenses.

In addition to cash fees, effective as of April 6, 2009, non-employee directors receive automatic awards of 150,000 shares of restricted common stock of the Company (the “restricted shares”) upon election to the Board. Additionally each non-employee director will receive 5,000 restricted shares annually, granted in conjunction with the Company’s Annual Meeting of Shareholders, and pursuant to the 2009 Restricted Stock and Restricted Stock Unit Plan (the “2009 Plan”). Shares granted to non-employee directors, under the 2009 Plan, are restricted and fully vest equally over a period of three years, at a rate of 33 1/3% each year, or immediately upon termination by reason of death, disability or retirement from the Board. The Board has discretion to remove any restrictions on restricted shares in the case of any other circumstance deemed appropriate by the Board.

On April 6, 2009, the Compensation Committee approved awards of restricted shares to members of the Board in recognition of their leadership and contribution during the restructuring and transformation of the Company during the fiscal year ended February 28, 2009. Messrs. Dotson and Meara were each awarded 150,000 restricted shares. Messrs. D. Lavigne, R. Lavigne and Lindsey were each awarded 200,000 restricted shares. On the grant date of April 7, 2009, the closing price of our stock was $0.10 per share. The restricted shares were granted pursuant to the 2009 Plan and fully vest equally over a period of three years at a rate of 33 1/3% each year.

On July 16, 2009, pursuant to our Director Compensation Policy, each non-employee director received 5,000 restricted shares, granted in conjunction with the Company’s Annual Meeting of Shareholders, and pursuant to the 2009 Plan. On the grant date of July 16, 2009, the closing price of our stock was $0.12 per share. The restricted shares were granted pursuant to the 2009 Plan and fully vest equally over a period of three years at a rate of 33 1/3% each year, or immediately upon termination by reason of death, disability or retirement from the Board. The Board has discretion to remove any restrictions on restricted shares in the case of any other circumstance deemed appropriate by the Board.

The 2009 Plan is described under the heading “Equity Compensation Plan Information” beginning on page 27.

Prior to October 20, 2008, directors of the Company were compensated for their services at a rate of $750 per month, in addition to being reimbursed for expenses incurred in attending Board and Committee meetings. Director fees were paid in cash on a quarterly basis.

The Compensation Committee periodically reviews our director compensation practices. The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below provides information concerning compensation paid to, or earned by directors for the fiscal year ended February 28, 2010.(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2), (3) ($)	All other compensation ($)	Total ($)
Wayne G. Dotson	23,500	600(4)	-	24,100
Dale B. Lavigne	23,250	600(5)	-	23,850
Ronald D. Lavigne	20,750	600(6)	-	21,350
Timothy R. Lindsey	14,000	600(7)	-	14,600
James F. Meara	25,000	600(8)	-	25,600

(1)	Mr. James F. Westmoreland did not receive any compensation for serving on the Board of Directors during the fiscal year ended February 28, 2010.
(2)

The amounts included in the Stock Awards column represent the aggregate grant date fair value of the awards made to non-employee directors computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation”. The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 11 - RESTRICTED STOCK and RESTRICTED STOCK UNIT PLAN” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the fiscal year ended February 28, 2010.

(3)

In addition to cash fees, effective as of April 6, 2009, each non-employee director receives 5,000 restricted shares annually, under our Director Compensation Policy and pursuant to the 2009 Plan. Restricted shares granted to non-employee directors are restricted until the earlier of three years or immediately upon termination by reason of death, disability or retirement from the Board. The Board has discretion to remove any restrictions on restricted shares in the case of any other circumstance deemed appropriate by the Board. On the grant date of July 16, 2009, the closing price of our stock was $0.12 per share. The restricted shares were granted pursuant to the 2009 Plan and fully vest equally over a period of three years at a rate of 33 1/3% each year. The 2009 Plan is described under the heading “Equity Compensation Plan Information” beginning on page 27. The Director Compensation Policy is described under the heading “Director Compensation” on page 14.

PROPOSAL NUMBER 1:

ELECTION OF DIRECTORS

Our Board is currently comprised of six directors. The Board has nominated each of the six persons named below for election to the Board for the 2010 term, which expires at the Annual Meeting of Shareholders to be held in 2011.

Directors will be elected by a plurality of the votes cast at the meeting. The effects of abstentions and broker non-votes are discussed under “General Information About The Meeting, Voting And Proxies, Outstanding Shares, Quorum and Voting” on page 2.

A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for any one or more of the nominees by so indicating on the proxy card. Shares will be voted as specified on the enclosed proxy card or as so instructed via the alternative voting procedure described on the proxy card. If you sign, date and return the proxy card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If, at the time of or prior to the Annual Meeting, any of the nominees are unable or decline to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.

Our shareholders do not have the right to cumulative voting in the election of our directors. Cumulative voting could allow a minority group to elect at least one director to our Board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Conversely, if our principal beneficial shareholders and directors wish to act in concert, they would be able to vote to elect directors of their choice, and otherwise directly or indirectly, control the direction and operation of the Company.

Nominees for Election as Directors

The names and professional backgrounds of the nominees for election at the Annual Meeting are set forth below.

Name	Age	Director Since

Wayne G. Dotson	75	2008
Dale B. Lavigne	79	1965
Ronald D. Lavigne	55	1999
Timothy R. Lindsey	58	2007
James F. Meara	57	2008
James F. Westmoreland	54	2008

Wayne G. Dotson has served as a member of the Board of Directors since July 2008. Mr. Dotson practiced oil and gas law, specializing in representation of various bank energy lending departments, including representing the banks in oil and gas company loans of up to $500 million, secured by oil and gas properties. His experience includes review of title information on oil and gas leases, preparation of mortgage and other security documents, and preparation of complex credit agreements and other related documents. From 1961 through 1984, Mr. Dotson was employed with the Texas law firm of Foreman, Dyess, Prewett, Rosenberg & Henderson, which later became Foreman & Dyess. From 1984 through 1990, Mr. Dotson was employed with the law firm of Dotson, Babcock & Scofield. In addition to legal practice at Dotson, Babcock and Scofield, Mr. Dotson served as Managing Partner and a member of the Compensation Committee. After Dotson, Babcock & Scofield merged with Jackson Walker, LLP, in 1990; Mr. Dotson continued his service until his retirement from the firm on January 1, 2008. During his tenure with Jackson Walker, a law firm of 350 attorneys located in seven Texas cities, he also served on the Management Committee, Compensation Committee, and Business Development Committee. Mr. Dotson received his B.B.A. degree in 1957 and J.D. degree in 1961 from the University of Texas.

Dale B. Lavigne is Chairman of the Board and a director of the Company. Mr. Lavigne has served as a director of the Company since 1965 and served as the Company’s President from 1989 until December 2004. For the past 52 years, Mr. Lavigne has been the Chairman and a director of the Osburn Drug Company, Inc., a four-store chain of retail pharmacies in North Idaho. Mr. Lavigne is also a director of Superior Silver Mines Inc., a mineral exploration company in Idaho; and is President and a director of Metropolitan Mines, Inc., a reporting publicly-held, inactive mineral exploration company. Mr. Lavigne is the former Chairman of the First National Bank of North Idaho; a former member of the Gonzaga University Board of Regents; former President of the Silver Valley Economic Development Corporation and a former member of the Governor’s Task Force on Rural Idaho. Mr. Lavigne is the father of Ronald D. Lavigne and the father-in-law of Thomas C. Kilbourne, our Controller and Assistant Corporate Secretary. Mr. Lavigne graduated from the University of Montana with a Bachelor of Science degree in pharmacy.

Ronald D. Lavigne has served as a member of the Board of Directors since July 1999. Mr. Lavigne is the President, Chief Executive Officer, and a director of the Lavigne Drug Group and serves as President of the Idaho State Pharmaceutical Association. He is the son of Dale B. Lavigne and the brother-in-law of Thomas C. Kilbourne, our Controller and Assistant Corporate Secretary. Mr. Lavigne graduated from the University of Montana with a Bachelor of Science degree in pharmacy.

Timothy R. Lindsey has served as a member of the Board of Directors since January 2007. He served as the Company’s Interim President and Chief Executive Officer from December 2007, until his resignation in October 2008. Mr. Lindsey has over thirty years of technical and executive leadership in global exploration, production, technology, and business development. From March 2005 to the present, Mr. Lindsey has been the Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held executive positions including Senior Vice-President, Exploration with the Houston Exploration Company, a Houston-based independent natural gas and oil company formerly engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation, a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27 year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development. Mr. Lindsey serves as Chairman of the Board of Directors of Revett Minerals Inc., a Washington-based mining company. He also serves as a director for Rock Energy Resources, Inc., a Houston-based oil and gas company engaged in the exploration, development and production of crude oil and natural gas; and, formerly served as a director for Challenger Energy Corp., a Calgary-based oil and gas company, until its merger with Canadian Superior Energy Inc. in 2009. Mr. Lindsey is also the President and founder of Canadian Sahara Energy Inc., a private company with international exploration and production interests. Mr. Lindsey obtained his Bachelor of Science degree in geology at Eastern Washington University in 1973, and completed graduate studies in economic geology from the University of Montana in 1975. In addition, he completed the Advanced Executive Program from the Kellogg School of Management, Northwestern University, in 1990. Mr. Lindsey is a member of the American Association of Petroleum Geologists and the Rocky Mountain Association of Geologists.

James F. Meara has served as a member of the Board of Directors since March 2008. From 1980 through December 2007, Mr. Meara was employed with Marathon Oil Corporation, a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27 year tenure with Marathon, Mr. Meara moved through a series of posts in the tax department, becoming manager of Tax Audit Systems and Planning in 1988, and in 1995, he was named Commercial Director of Sakhalin Energy in Moscow, Russia. In 2000, Mr. Meara served as Controller and was appointed to Vice President of Tax in January 2002, serving until his retirement in December 2007. He also serves as a director of Canadian Sahara Energy Inc., a private company with exploration and production interests in Tunisia and Libya. Mr. Meara holds a bachelor’s degree in accounting from the University of Kentucky and a master’s degree in business administration from Bowling Green State University, and is a member of the American Institute of Certified Public Accountants.

James F. Westmoreland was appointed President and Chief Executive Officer and director in October 2008. He also serves as interim principal finance and accounting officer. Prior to that, he had been our Executive Vice President and Chief Financial Officer since April 2008. He also served as the Company’s interim Chief Financial Officer from December 2007 to April 2008. From August 2007 to December 2007, he consulted with the Company on various accounting and finance matters. Prior to that time, Mr. Westmoreland was employed in various financial and accounting capacities for The Houston Exploration Company for 21 years, including Vice President, Controller and Corporate Secretary, serving as its Vice President and Chief Accounting Officer from October 1995 until its acquisition by Forest Oil Corporation in June 2007. Mr. Westmoreland has over 30 years of experience in oil and gas accounting, finance, corporate compliance and governance, both in the public and private sector. He earned his Bachelor of Business Administration degree in accounting from the University of Houston.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board focus on the information as summarized in each of the Directors’ individual biographies set forth above. In particular, the Board considered Mr. Dotson’s extensive legal career and knowledge of financing in the oil and gas industry. Mr. Dale Lavigne’s 50 plus years of serving as Chairman and a director of the Osburn Drug Company, Inc., which contributes to his financial knowledge, experience, management leadership, and risk assessment along with his years of service on many public and private company boards, was a particular focus of the Board. Mr. Lavigne’s 45 year history with Daybreak, his knowledge, management leadership expertise regarding the issues affecting the Company have been invaluable to the Board of Directors in overseeing the business affairs of our Company. Mr. Ronald Lavigne’s role as President, Chief Executive Officer and a director of the Lavigne Drug Group, as well as serving on boards of various public non-reporting inactive mineral exploration companies, along with his leadership and management expertise provide a valuable service to Daybreak’s Board. His 11 years of service on the Company’s Board and his in depth knowledge of the Company are also invaluable to the Board. Mr. Lindsey’s successful 30 year career as a senior executive in the energy industry, his extensive knowledge of the industry and his active participation in energy related professional organizations are also valuable assets to the Board. His knowledge and expertise in the energy business and management leadership regarding the issues affecting our business have been invaluable to the Board of Directors in overseeing the business affairs of our Company. Further, the Committee believes that his extensive background with public companies in the energy any mining sectors and his technical expertise provide the Board with superior leadership and decision making skills. Mr. Meara’s education, executive leadership roles, and 27 year work experience in finance, tax and accounting in the oil and gas industry provide the knowledge and financial expertise needed to serve on the Board and the Company’s audit committee. The Governance Committee considered Mr. Westmoreland’s over 30 year career in various financial and accounting capacities, including Vice President, Chief Accounting Officer, Controller and Corporate Secretary at a public energy company along with his recent experience as President, Chief Executive Officer Executive Vice President and Chief Financial Officer of the Company. The Board also considered his role in reorganizing the Company and his day to day management of the Company.

Family Relationships

Dale B. Lavigne and Ronald D. Lavigne are father and son. Thomas C. Kilbourne, Controller and Assistant Corporate Secretary, is Dale B. Lavigne’s son-in-law and Ronald D. Lavigne’s brother-in-law.

Beneficial ownership information for these individuals is shown under the heading “Security Ownership of Certain Beneficial Owners, Executive Management and Directors” on page 30.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance.  In that connection, the Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including overseeing the integrity of our quarterly and annual financial statements; our compliance with legal and regulatory requirements; the selection, and annual review of independence, qualifications, performance and compensation of our independent registered public accountants; the performance of our internal audit function; the review and pre-approval of the current year audit and non-audit fees; compliance with our business practices and ethical standards; and overseeing our risk analysis and risk management. The Audit Committee, on a prospective basis, will perform an annual self-assessment of its effectiveness and review its charter annually. This is a report on the Audit Committee’s activities relating to the fiscal year ended February 28, 2010.

The Audit Committee operates pursuant to a charter which is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com. As set forth in the charter, management is responsible for the preparation, presentation and integrity of Daybreak’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accountants are responsible for auditing the annual financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the issue of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and Daybreak’s independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, the financial statements are presented in accordance with generally accepted accounting principles, or the independent registered public accountants are in fact “independent.”

At least once each quarter the Audit Committee meets in executive sessions with the independent registered public accountants outside the presence of management.

In performing its oversight function, the Audit Committee reviews and discusses with management and the independent registered public accountants the annual audited financial statements and quarterly operating results prior to their issuance. During the preparation of the reports for the fiscal year ended February 28, 2010, management advised the Committee that the financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence. The Audit Committee also reviewed the requirements and Daybreak’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

The Audit Committee is composed of four directors: Messrs. Wayne G. Dotson, Dale B. Lavigne, Ronald D. Lavigne and James F. Meara. Our Audit Committee charter provides that the Committee be composed of three (3) or more independent members, meeting the NYSE Amex LLC independence requirements and the independence standards of the Board. Pursuant to the NYSE Amex LLC requirements for audit committee members, each audit committee member must:

(i)	satisfy the independence standards set forth in the definition of independent director and Rule 10A-3 under the Securities Exchange Act of 1934;

(ii)	not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years; and
(iii)	be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

The Board has determined that each of the four current members of the Audit Committee is “independent” as defined by these independence rules and standards. Our Board believes each Audit Committee member has sufficient experience and knowledge in financial and auditing matters to effectively serve and carry out the duties and responsibilities of the Audit Committee. In addition, the Board has determined that James F. Meara is an “audit committee financial expert” as defined by SEC rules.

Based on its reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of Daybreak’s audited financial statements in the Annual Report on Form 10-K for the year ended February 28, 2010 for filing with the SEC.

The following members of the Audit Committee have given this report:

– James F. Meara, Chairman

– Wayne G. Dotson

– Dale B. Lavigne

– Ronald D. Lavigne

The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference, and will not otherwise be deemed filed under those Acts.

PROPOSAL NUMBER 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed the firm of MaloneBailey, LLP (“MaloneBailey”) as our independent registered public accountants to audit our accounts for the fiscal year ending February 28, 2011. MaloneBailey has served as our independent registered public accountants since November 2006, including the fiscal year ended February 28, 2010. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight over the independent registered public accountants, our bylaws do not require that our shareholders ratify the appointment of our independent registered public accountants. We are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of MaloneBailey to audit the books, records and accounts of Daybreak for the year ending February 28, 2011. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain MaloneBailey and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accountants at anytime during the year if it determines that such change would be in the best interest of our shareholders.

A representative of MaloneBailey will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Pre-Approval Policies and Procedures

The Audit Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by our independent registered public accountants, as described under “Pre-Approval Policies and Procedures” on page 11.

Fees Billed by Independent Registered Public Accountants

The following table provides a summary of fees for professional services performed by MaloneBailey for the audit of our financial statements for the fiscal years ended February 28, 2010 and February 29, 2009 together with fees billed for other services:

Services Rendered	Fees Billed FY 2010	Fees Billed FY 2009
Audit fees	$ 95,194	$ 144,455
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$ 95,194	$ 144,455

The Audit Committee has reviewed the nature and scope of the services provided by MaloneBailey and considers the services provided to have been compatible with the maintenance of MaloneBailey’s independence.

The Audit Committee has determined that the scope of services to be provided by MaloneBailey for the year ending February 28, 2011 will generally be limited to audit and audit-related services. The Audit Committee must expressly approve the provision of any service by MaloneBailey outside the scope of the foregoing services.

Ratification of Proposal No. 2 requires approval by the holders of a majority of the shares of common stock and Series A Convertible Preferred stock (voting on an as-converted basis) present at the Annual Meeting (either in person or by proxy).

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NUMBER 2.

EXECUTIVE OFFICERS

Named Executive Officers

Throughout this Proxy Statement, named executive officers consist of any individual who served as our Chief Executive Officer during the fiscal year ended February 28, 2010, and our two most highly compensated executive officers other than the Chief Executive Officer during the fiscal year ended February 28, 2010. For the fiscal year ended February 28, 2010 under the smaller reporting company rules, our named executive officers are: James F. Westmoreland, President and Chief Executive Officer; Robert N. Martin, Senior Vice President, Exploration; and Bennett W. Anderson, our Chief Operating Officer. Executive officers are elected annually by our Board and serve at the discretion of the Board. There are no arrangements or understandings between any of the directors, officers, and other persons pursuant to which such person was selected as an executive officer.

The following information concerns our named executive officers as of June 1, 2010, including the business experience of each during the past five years:

Name	Age	Executive Since	Office

James F. Westmoreland	54	2007	President and Chief Executive Officer
Robert N. Martin	55	2004	Senior Vice President, Exploration
Bennett W. Anderson	49	2006	Chief Operating Officer

James F. Westmoreland. See “Proposal Number 1: Election of Directors” for biographical information about Mr. Westmoreland.

Robert N. Martin was appointed Senior Vice President, Exploration in December 2007, after resigning from his position as President. Prior to becoming the President of the Company in December 2004, Mr. Martin was the president of LongBow Energy Corporation from February 2003 until November 2004. Mr. Martin served as a director of Daybreak from December 2004 to December 2007. Mr. Martin is President and a director of 413294 Alberta Ltd., a Calgary real estate and consulting firm. Mr. Martin graduated from McGill University with a Bachelor of Science degree, and is a member of the Association of Professional Geologists, Geophysicists and Engineers of Alberta and a member of the Canadian Society of Petroleum Geologists.

Bennett W. Anderson was appointed Chief Operating Officer in 2006. Prior to that time, he was a private investor from 2002 - 2006. He served as a Senior Vice President with Novell, Inc. from 1998-2002. Mr. Anderson’s duties included product direction, strategy and market direction, and training and support for the field sales staff. He led 25 product managers in supporting products and suites with revenues of $60,000,000 and an annual growth rate of 80%. He also managed 300 engineers to develop more than 20 core technologies. From 1978 to 1982, Mr. Anderson worked as a rig hand and was involved in drilling over a dozen wells in North Dakota. He holds a B.S. degree from Brigham Young University in Computer Science and graduated with University Honors of Distinction.

Legal Proceedings

As of the date hereof, it is the opinion of management that there is no material proceeding to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

None of Daybreak’s current directors or Executive Officers has, during the past ten years:

a)

Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c)

Been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d)

Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT

Related Party Transactions

The Board adopted a policy prescribing procedures for review, approval and monitoring of transactions involving Daybreak and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of our outstanding stock). The Policy Statement Regarding Related Party Transactions of Daybreak Oil and Gas, Inc. (“Related Party Transactions Policy”) supplements the conflict of interest provisions in our Ethical Business Policy Conduct Statement and Corporate Governance Guidelines. The Board has determined that the Governance Committee is best suited to review and consider for approval related party transactions, although the Board may instead determine that a particular related party transaction be reviewed and considered for approval by a majority of disinterested directors.

The Related Party Transactions Policy, as amended and restated in February 2009, covers any related person transaction that involves amounts exceeding $50,000 in which a related person has a direct or indirect material interest. In addition, the new Related Party Transactions Policy applies specifically to transactions involving Daybreak and any of the following:

(1)	all officers of Daybreak;
(2)	directors and director nominees;
(3)	5% shareholders;
(4)

immediate family members of the foregoing individuals (broadly defined to include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law);

(5)	any entity controlled by any of the individuals in (1), (2), (3) or (4) above (whether through ownership, management authority or otherwise); and
(6)

certain entities at which any of the individuals in (1), (2), (3) or (4) above is employed (generally, if the individual employed is directly involved in the negotiation of the transaction, has or shares responsibility at such entity for such transaction, or might receive compensation tied to such transaction).

During the fiscal year ended February 28, 2010, we had the following related party transaction:

On January 13, 2010, Daybreak commenced a private placement, with 13 accredited investors, of 12% Subordinated Notes due 2015 (the “Notes”). In connection with the total proceeds of $595,000, Daybreak issued Warrants to purchase a total of 1,190,000 shares of Daybreak’s common stock (the “Warrants”) at an exercise price of $0.14 per share of common stock. The Warrants give the holder the right to two shares of common stock for each $1.00 principal amount of Notes purchased, which shall be exercisable for five years from the date of issuance of the Warrants. Daybreak issued the Warrants pursuant to a private placement held under Regulation D promulgated under the Securities Act of 1933, as amended.

Mr. Westmoreland, President and Chief Executive Officer, participated in the offering, purchasing a $250,000 Note and receiving the related Warrant to purchase 500,000 shares of Daybreak’s common stock. Mr. Westmoreland’s participation in the offering was reviewed and approved by the Special Committee of the Board, and the full Board of Directors, in advance of his participation. The terms and conditions of the Note and Warrant issued to Mr. Westmoreland are identical to the terms and conditions of the Notes and Warrants of all the other participants in the offering.

Charitable Contributions

The Governance Committee shall review, consider and determine whether to approve any proposed charitable contributions, or pledges of charitable contributions, in excess of $120,000 in the aggregate for any fiscal year by the Company to any charitable or non-profit organization in which a Related Party serves as a director, trustee or in a similar capacity or is actively involved in fundraising. If management, in consultation with the Governance Committee Chairman, the Company’s Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Committee meeting, the Chairman of the Governance Committee has the delegated authority during the period between Governance Committee meetings, to review, consider and determine whether to approve any such contributions or pledges. The Chairman of the Governance Committee shall report to the Governance Committee any such contributions or pledges approved by him or her pursuant to this delegated authority at the next Governance Committee meeting.

For the fiscal year ended February 28, 2010, there were no charitable contributions in excess of $120,000.

EXECUTIVE COMPENSATION

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Compensation Overview

This Compensation Overview discusses the material elements of the compensation awarded to, earned by or paid to our executive officers, and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including officers who are considered to be “named executive officers” during the fiscal year ended February 28, 2010.

General Discussion of Executive Compensation

The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy. In doing so, the Compensation Committee reviews and approves on an annual basis the evaluation process and compensation structure for the Company’s officers. The Committee reviews and recommends to the Board the annual compensation, including salary, bonus, and any incentive and/or equity-based compensation for such officers. The Committee also provides oversight of management’s decisions concerning the performance and compensation of other employees.

The current and future objectives of Daybreak’s compensation program are to keep compensation aligned with Daybreak’s cost structure and strategic business and financial objectives.

For the fiscal year ended February 28, 2009 and February 28, 2010, compensation to our named executive officers consisted primarily of base salaries. In April 2010, the Board, with the assistance of the Compensation Committee, reviewed the current compensation structure of the Company’s named executive offices. With consideration of the Company’s current cost structure, and the April 6, 2009 arrangement (discussed under the heading “Narrative Disclosure to Summary Compensation Table, Base Salaries”), which reduced the base salaries of the Company’s named executive officers, the Board approved continuation of the current compensation structure. In addition, the full Board reviewed and discussed the performance and compensation of all of Daybreak’s employees.

As part of the process of continuing to restructure the Board and management during the fiscal year ended February 28, 2009, the Company, through the Compensation Committee, focused on researching and establishing an appropriate compensation program for its employees and directors on a going forward basis. In deciding on the type and amount of compensation for each named executive officer, we focused on the market value of the role and pay of the individual, along with the Company’s cost structure.

Also, in October 2008, the Board, with assistance from the Compensation Committee, approved cash bonuses and stock-based compensation awards for two of our named executive officers in recognition of past services and to align executive goals with shareholder value. In April 2009, the Company approved a 2009 Restricted Stock and Restricted Stock Unit Plan pursuant to which it may compensate executive officers, directors, consultants and employees. These elements of compensation are described in more detail under “Narrative Disclosure to Summary Compensation Table”, beginning on page 26 of this Proxy Statement.

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid or earned during the fiscal years ended February 28, 2010 and February 29, 2009 to our named executive officers.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James F. Westmoreland(2)	February 28, 2010	154,167	-	50,000(3)	-	204,167
President and Chief Executive Officer,	February 28,2009	83,333	150,000(4)	-	-	233,333
former Executive Vice President and Chief Financial Officer

Robert Martin(5)	February 28, 2010	87,000	-	-	-	87,000
Senior Vice President, Exploration	February 28, 2009	186,000	-		-	186,000
Bennett W. Anderson	February 28, 2010	94,250	-	-	-	94,250
Chief Operating Officer	February 28,2009	126,000	-	-	-	126,000

(1)

Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures relating to service-based vesting. The value ultimately realized upon the actual vesting of the award(s) may or may not be equal to the FASB ASC Topic 718 determined value. The fair value is calculated based on the closing price of our stock on the grant date. For a discussion of valuation assumptions, see “Note 11 - RESTRICTED STOCK and RESTRICTED STOCK UNIT PLAN” of the Notes to Consolidated Financial Statements included in our annual report under Item 8 of the Form 10-K for the year ended February 28, 2010.

(2)

Mr. Westmoreland commenced his employment on December 14, 2007 as the Company’s interim Chief Financial Officer and was appointed Executive Vice President and Chief Financial Officer in April 2008. He was appointed to the position of President and Chief Executive Officer of the Company in October 2008 and also continues to serve as the interim principal finance and accounting officer of the Company.

(3)

The Compensation Committee awarded Mr. Westmoreland 500,000 restricted shares as compensation for his past services as Executive Vice President and Chief Financial Officer of the Company, for the fiscal year ended February 28, 2009. On the grant date of April 7, 2009, the closing price of our stock was $0.10 per share. The restricted shares were granted pursuant to the 2009 Plan and fully vest equally over a period of three years at a rate of 33 1/3% each year. In accordance with the award, on April 7, 2010, 166,666 shares were vested. The remaining 333,334 restricted shares are subject to restrictions that expire as follows: 166,667 shares in 2011; and 166,667 shares in 2012. The 2009 Plan is described under the heading “Equity Compensation Plan Information” beginning on page 27.

(4)

Mr. Westmoreland served as an officer of the Company without compensation from December 2007 to October 2008. On October 20, 2008, the Compensation Committee awarded a cash bonus of $150,000 to Mr. Westmoreland in recognition of his past services.

(5)	Payments for Mr. Martin’s services are paid directly to 413294 Alberta Ltd., a Canadian private consulting firm.

Narrative Disclosure to Summary Compensation Table

Base Salaries

In April 2010, the Board, with the assistance of the Compensation Committee, reviewed the current compensation structure of the Company’s named executive officers. With consideration of the Company’s current cost structure, and the April 6, 2009 arrangement, which reduced the base salaries of the Company’s named executive officers, the Board approved continuation of the current compensation structure.

On April 6, 2009, after reviewing the Company’s cost structure, the Board, with the assistance of the Compensation Committee, approved an arrangement reducing the base salaries of the Company’s named executive officers. Effective April 1, 2009, the salary of James F. Westmoreland, President and Chief Executive Officer, was reduced by 25% to $150,000. The salaries of Robert N. Martin, Senior Vice President – Exploration, and Bennett W. Anderson, Chief Operating Officer, were reduced by 50% to $87,000 and $63,000, respectively. Additionally, if Mr. Anderson works more than 11 days per month, he will earn an additional amount equal to $200 per day, with such additional amount being capped at $2,200 per month.

Compensation for Past Services

On October 20, 2008, the Board appointed James F. Westmoreland to the position of President and Chief Executive Officer of the Company. Mr. Westmoreland stepped down from his role of Executive Vice President and Chief Financial Officer of the Company, but currently continues to serve as the interim principal finance and accounting officer of the Company. In connection with Mr. Westmoreland’s appointment as President and Chief Executive Officer, the Compensation Committee approved an annual salary payable to him of $200,000, retroactive to October 1, 2008. As Mr. Westmoreland previously served as an officer of the Company without compensation, the Compensation Committee also awarded a cash bonus of $150,000 to Mr. Westmoreland in recognition of his past services. As further compensation for his services during the fiscal year ended February 28, 2009, the Compensation Committee agreed to award Mr. Westmoreland shares of common stock of the Company, in an amount to be determined. Subsequently, on April 6, 2009, the Compensation Committee approved an award to Mr. Westmoreland of 500,000 shares of restricted common stock of the Company, with a grant date of April 7, 2009.

Other: Securities Trading

We have a policy that executive officers and directors may not purchase or sell exchange traded options to sell or buy Daybreak stock (“puts” and “calls”), engage in short sales with respect to Daybreak stock or otherwise hedge equity positions in Daybreak (e.g., by buying or selling straddles, swaps or other derivatives).

Equity Compensation Plan Information

Effective April 6, 2009, our executive officers, directors, consultants and employees of the Company and its affiliates (“Plan Participants”) are eligible to receive restricted stock and restricted stock unit awards under our 2009 Restricted Stock and Restricted Stock Unit Plan (the “2009 Plan”), as a means of providing management with a continuing proprietary interest in the Company. There are no predeterminations established for restricted stock or restricted stock units to be awarded to our named executive officers or employees.

We believe that awards of this type further the mutuality of interest between our employees and our shareholders by providing significant incentives for these employees to achieve and maintain high levels of performance. Restricted stock and restricted stock units also enhance our ability to attract and retain the services of qualified individuals.

Under the 2009 Plan, we may grant up to 4,000,000 shares. The Board delegated the administration of the 2009 Plan to the Compensation Committee. The Compensation Committee will have the power and authority to select Plan Participants and grant awards of restricted stock and restricted stock units (“Awards”) to such Plan Participants pursuant to the terms of the 2009 Plan. Awards may be in the form of actual shares of restricted common stock or hypothetical restricted common stock units having a value equal to the fair market value of an identical number of shares of common stock. Unless otherwise provided by the Compensation Committee in an individual Award agreement, Awards under the 2009 Plan vest 25% on each of the first four anniversaries of the date of grant and the unvested portion of any Award will terminate and be forfeited upon termination of the Plan Participant’s employment or service.

Subject to the terms of the 2009 Plan and the applicable Award agreement, the recipients of restricted stock generally will have the rights and privileges of a shareholder with respect to the restricted stock, including the right to vote the shares and to receive dividends, if applicable. The recipients of restricted stock units will not have the rights and privileges of a shareholder with respect to the shares underlying the restricted stock unit award until the award vests and the shares are received. The Compensation Committee may, at its discretion, withhold dividends attributed to any particular share of restricted stock, and any dividends so withheld will be distributed to the Plan Participant upon the release of restrictions on such shares in cash, or at the sole discretion of the Compensation Committee, in shares of common stock having a fair market value equal to the amount of such dividends. Awards under the 2009 Plan may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Plan Participant other than by will or by the laws of descent and distribution.

Change in Control

Unless otherwise provided in an Award agreement, in the event of a Change in Control (as defined in the 2009 Plan) of the Company, the Compensation Committee may provide that the restrictions pertaining to all or any portion of a particular outstanding Award will expire at a time prior to the change in control. To the extent practicable, any actions taken by the Compensation Committee to accelerate vesting will occur in a manner and at a time which will allow affected Plan Participants to participate in the change in control transaction with respect to the common stock subject to their Awards.

Amendment and Termination

The Board at any time, and from time to time, may amend or terminate the 2009 Plan; provided, however, that such amendment or termination shall not be effective unless approved by the Company’s shareholders to the extent shareholder approval is necessary to comply with any applicable tax or regulatory requirements. In addition, any such amendment or termination that would materially and adversely affect the rights of any Plan Participant shall not to that extent be effective without the consent of the affected Plan Participant. The Compensation Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Compensation Committee may not effect any amendment which would materially and adversely affect the rights of any Plan Participant under any Award without the consent of such Plan Participant.

The following table provides information regarding outstanding restricted stock awards for the fiscal year ended February 28, 2010. The Company has not awarded any restricted stock units. The Company has no qualified or nonqualified stock option plans and has no outstanding stock options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders(1)	2,550,000	$0.105	1,450,000(2)
Total	2,550,000	$0.105	1,450,000(2)

(1)

On April 6, 2009, the Board of Directors approved the 2009 Restricted Stock and Restricted Stock Unit Plan (the “2009 Plan”), as described in detail under the heading “Equity Compensation Plan Information”, beginning on page 27.

(2)

Reflects initial 4,000,000 shares in the 2009 Plan, reduced by (i) 900,000 shares of restricted stock awarded to the Company’s non-employee directors in recognition of their leadership and contribution during the restructuring and transformation of the Company during the fiscal year ended February 28, 2009, (ii) 1,000,000 shares of restricted stock awarded to our current President and Chief Executive Officer and our former interim President and Chief Executive Officer in recognition of past service as executive officers (iii) 625,000 shares of restricted stock awarded to employees, and (iv) 25,000 shares of restricted stock awarded to non-employee directors in accordance with the Director Compensation Policy as described in detail under the heading “Director Compensation”, beginning on page 14.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding our outstanding restricted stock awards held by our named executive officers at the end of the fiscal year ended February 28, 2010. The Company has no qualified or nonqualified stock option plans and has no outstanding stock options.

Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James F. Westmoreland	500,000(1)	50,000(2)
President and Chief Executive Officer, former Executive Vice President and Chief Financial Officer
Robert Martin	-	-
Senior Vice President, Exploration
Bennett W. Anderson	-	-
Chief Operating Officer

(1)

On April 6, 2009, the Compensation Committee approved an award to Mr. Westmoreland, 500,000 shares of restricted common stock of the Company, with a grant date of April 7, 2009, as further compensation for his past services, as discussed in detail under the heading “Narrative Disclosure to Summary Compensation Table - Base Salaries; Compensation for Past Services”, beginning on page 26. These shares of restricted stock were awarded pursuant to the 2009 Plan and fully vest equally over a period of three years at a rate of 33 1/3%. In accordance with the award, on April 7, 2010, 166,666 shares were vested. The remaining 333,334 restricted shares are subject to restrictions that expire as follows: 166,667 shares in 2011; and 166,667 shares in 2012.

(2)

Amount reflects the aggregate value of the shares that have not vested using the closing market price of the Company's stock at the end of the last completed fiscal year. On February 28, 2010, the closing price of our stock was $0.10.

Executive Employment Agreements

Our employees, including our named executive officers, are employed at will and do not have employment agreements. Our Compensation Committee believes that employment agreements encourage a short-term rather than long-term focus, provide inappropriate security to the executives or employees and undermine the team spirit of the organization.

Payments Upon Termination or Change of Control

We do not have any agreements with any of our named executive officers that affect the amount paid or benefits provided following termination or a change in control.

Deductibility of Compensation

Section 162(m) of the Code places a $1 million per executive cap on the compensation paid to executives that can be deducted for tax purposes by publicly traded corporations each year. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit if certain requirements are satisfied. At our current named executive officer compensation levels, we do not presently anticipate that Section 162(m) of the Code should be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our named executive officers for the fiscal year ended February 28, 2010.

Stock Compensation Expense

Stock awards are accounted for under FASB ASC 718, “Stock Compensation”. Under ASC 718, compensation for all share-based payment awards is based on estimated fair value at the grant date. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods, if any.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our largest principal beneficial shareholder, along with eight directors and officers of the Company, own and control about 18% percent of our outstanding common stock.

Our shareholders do not have the right to cumulative voting in the election of our directors. Cumulative voting could allow a minority group to elect at least one director to our Board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Conversely, if our principal beneficial shareholders and directors wish to act in concert, they would be able to vote to appoint directors of their choice, and otherwise directly or indirectly control the direction and operation of the Company.

Security Ownership of Certain Beneficial Owners, Executive Management and Directors

As of May 27, 2010, the record date, based on information available to the Company, the following table shows the beneficial ownership of the Company’s voting securities (common stock and Series A Convertible Preferred stock) by: (i) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) each current director and director nominee of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table appearing on page 26; and (iv) all of the current directors and executive officers of Daybreak as a group. The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of voting stock listed as beneficially owned.

Class of Stock	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1,2)		Warrants Currently Exercisable or Exercisable Within 60 Days(3)		Total Beneficial Holdings	Percent of Class*
Common Stock(4)	Keith A. Hooper(5) 1529 W. Adams St. Chicago, IL 60607	3,176,077		-		3,176,077	6.8

	Dale B. Lavigne, Chairman of the Board	1,027,555	(6)	-		1,027,555	2.2
	Timothy R. Lindsey, Director	905,000	(7)	-		905,000	1.9
	Ronald D. Lavigne, Director	850,414	(6)	-		850,414	1.8
	Wayne G. Dotson, Director	155,000	(8)	-		155,000	*
	James F. Meara, Director	155,000	(8)	-		155,000	*
	Robert Martin, Senior Vice President, Exploration	1,380,000	(9)	-		1,380,000	2.9
	James F. Westmoreland, President and Chief Executive Officer and Director	600,000	(10)	500,000	(11)	1,100,000	2.3
	Bennett W. Anderson, Chief Operating Officer	300,000		-		300,000	*
	All (8) directors and executive officers as a group	5,372,969		-		5,372,969	11.2

Series A Convertible Preferred Stock(12)	William Hieronymus 15 Reservoir Rd. Wayland, MA 01778	75,000		-		75,000	7.4
	Tensas River Farms I,II,III 551 Lawrence 5470 Alicia, AR 72410	66,667		-		66,667	6.1
	Summittcrest Capital Partners 50 California St., Suite 450 San Francisco, CA 94111	58,333		-		58,333	5.8

*	Percent of class is shown only for holdings of 1% or more.
(1)

Includes shares believed to be held directly or indirectly by 5% or higher shareholders, directors and executive officers over which they have voting power and/or the power to dispose of such shares. Unless otherwise noted, each individual or member of the group has the sole power to vote and the sole power to dispose of the shares listed as beneficially owned.

(2)

To reflect “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, this column includes shares as to which each individual has (A) sole voting power, (B) shared voting power, (C) sole investment power, or (D) shared investment power and the right to acquire within sixty days.

(3)

To reflect “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, this column includes shares as to which each individual has the right to acquire within sixty days.

(4)	Based upon 47,785,599 shares of common stock outstanding as of May 27, 2010 entitled to one vote per share.

(5)

Based on the last known information verified by Mr. Hooper, and includes 2,936,077 shares held directly or as a trustee by Mr. Hooper; and 240,000 shares held indirectly by Hooper Group, a company controlled by Mr. Hooper.

(6)

Includes 138,334 shares of restricted stock (with sole voting power) subject to restrictions expiring as follows: 1,666 shares in 2010; 68,334 shares in 2011; and 68,334 shares in 2012. In accordance with the award, on April 7, 2010, 66,666 shares were vested.

(7)

Includes 471,667 shares of restricted stock (with sole voting power) subject to restrictions expiring as follows: 1,666 shares in 2010; 235,000 shares in 2011; and 235,001 shares in 2012. In accordance with the award, on April 7, 2010, 233,333 shares were vested.

(8)

Includes 105,000 shares of restricted stock (with sole voting power) subject to restrictions expiring as follows: 1,666 shares in 2010; 51,667 shares in 2011; and 51,667 shares in 2012. In accordance with the award, on April 7, 2010, 50,000 shares were vested.

(9)	Mr. Martin’s shares are held by 413294 Alberta Ltd., a Canadian Company, a company controlled by Mr. Martin.
(10)

Includes 333,334 shares of restricted stock (with sole voting power) subject to restrictions expiring as follows: 166,667 shares in 2011; and 166,667 shares in 2012. In accordance with the award, on April 7, 2010, 166,666 shares were vested.

(11)

Reflects the Warrant to purchase shares of Daybreak’s common stock related to Mr. Westmoreland’s participation in the 12% Notes Offering by purchasing a $250,000 Note and receiving the related Warrant to purchase 500,000 shares of Daybreak’s common stock at an exercise price of $0.14.

(12)

The Series A Convertible Preferred (“Preferred”) stock has the ability to vote together with the common stock with a number of votes equal to the number of shares of common stock to be issued upon conversion of the Preferred shares. Each share of Series A Convertible Preferred stock can be converted to three common stock shares at any time. As of May 27, 2010, the record date, there were 1,008,565 shares of Daybreak Series A Convertible Preferred stock outstanding and entitled to 3,025,595 votes at the Annual Meeting, which number is equal to the number of shares of common stock into which such shares of Series A Convertible Preferred stock could be converted on the record date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4 and 5 with the SEC. Directors, officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of any forms that they file. We assist our directors and executive officers in complying with these requirements and are required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due.

With respect to our officers and directors, based on our review of such reports, we believe that all such Section 16(a) reports were timely filed during the fiscal year ended February 28, 2010.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Under Rule 14a-8 of the Exchange Act, shareholder proposals may be eligible for inclusion in our 2011 Proxy Statement. We must receive any shareholder’s proposal intended to be presented at the 2011 Annual Meeting at our principal executive offices no later than February 10, 2011, if the proposal is to be considered for inclusion in our Proxy Statement relating to the 2011 Annual Meeting.

If a shareholder intends to present a proposal for consideration at the Company’s 2011 Annual Meeting without inclusion in the Proxy Statement, such proposal must comply with our Amended and Restated Bylaws and any applicable rules and regulations of the SEC and be received by us between February 22, 2011 and March 24, 2011. Nominations for election of directors by shareholders must be received by the Corporate Secretary at our principal executive office between February 22, 2011 and March 24, 2011 to be properly nominated before the 2011 Annual Meeting, although we are not required to include such nominees in our Proxy Statement.

In accordance with our Amended and Restated Bylaws; however, if the date of the 2011 Annual Meeting of Shareholders is changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, the shareholder notice must be received by us not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

In addition, in the event a shareholder proposal is not submitted to us prior to February 10, 2011, the proxy to be solicited will authorize the proxies to vote the shares in accordance with their best judgment and discretion if a proposal is presented at the meeting without any discussion of the proposal in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Karol L. Adams

Karol L. Adams

Corporate Secretary

June 10, 2010

Spokane, Washington

DAYBREAK OIL AND GAS, INC. ATTN: KAROL ADAMS 601 W. MAIN AVENUE, STE 1012 SPOKANE, WA 99201
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you
vote FOR the following:
			☐	☐	☐
1.	Election of Directors
Nominees

01	Wayne G. Dotson 02 Dale B. Lavigne 03 Ronald D. Lavigne 04 James F. Meara 05 Timothy R. Lindsey
06	James F. Westmoreland

The Board of Directors recommends you vote FOR the following proposal(s):								For	Against	Abstain

2	Ratification and approval of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2011.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000069772_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Shareholder Letter is/are available at www.proxyvote.com.

DAYBREAK OIL AND GAS, INC. Annual Meeting of Shareholders July 22, 2010, 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Karol L. Adams and Thomas C. Kilbourne, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM, PDT on July 22, 2010, at 601 W. Main Avenue, Basement Level, Spokane, WA 99201, or any adjournment thereof, on all matters properly coming before said meeting, all of the shares of Common/Preferred stock of DAYBREAK OIL AND GAS, INC. that the shareholder(s) is/are entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In addition, Karol L. Adams and Thomas C. Kilbourne, as proxies, are authorized to vote in their discretion on any other matters that may properly come before the meeting.

Continued and to be signed on reverse side

0000069772_2     R2.09.05.010